UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2021 (May 10, 2021)

AURORA ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40143	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 North Audley Street

London W1K 6LX

United Kingdom

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +44 (0)20 3931 9785

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-quarter of one redeemable warrant	AURCU	The Nasdaq Capital Market
Class A Ordinary Shares included as part of the units	AURC	The Nasdaq Capital Market
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	AURCW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

Aurora Acquisition Corp. is a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Aurora”). On May 10, 2021, Aurora entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aurora Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Aurora (“Merger Sub”), and Better HoldCo, Inc., a Delaware corporation (“Better”).

The Mergers

The Merger Agreement provides that, among other things and upon the terms and subject to the conditions thereof, the following transactions will occur (together with the other agreements and transactions contemplated by the Merger Agreement, the “Business Combination”), following the Domestication (as defined below):

(i)           at the closing of the transactions contemplated by the Merger Agreement (the “Closing”), upon the terms and subject to the conditions of the Merger Agreement and in accordance with the Delaware General Corporation Law, as amended (“DGCL”), (x) Merger Sub will merge with and into Better, the separate corporate existence of Merger Sub will cease and Better will be the surviving corporation and a wholly owned subsidiary of Aurora (the “First Merger”) and (y) Better will merge with and into Aurora, the separate corporate existence of Better will cease and Aurora will be the surviving corporation (together with the First Merger, the “Mergers”); and

(ii)          as a result of the Mergers, among other things, all outstanding shares of common stock (inclusive of shares of converted preferred stock) of Better immediately prior to the effective time of the First Merger will be cancelled in exchange for the right to receive, at the election of the holders thereof (except with respect to (i) any shares of common stock of Better subject to options, (ii) any shares of common stock of Better held in the treasury of Better, which treasury shares shall be cancelled as part of the First Merger, and (iii) any shares of common stock of Better held by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to the applicable provisions of the DGCL), an amount in cash, shares of Aurora common stock, or a combination thereof, as adjusted in accordance with the Merger Agreement, which in the aggregate will equal an amount in cash of $950,000,000 and 595,000,000 shares of Aurora common stock at $10.00 per share, subject to certain adjustments, as described in the Merger Agreement.

The Board of Directors of Aurora (the “Board”) has unanimously (i) approved and declared advisable the Merger Agreement, the Business Combination and the other transactions contemplated thereby and (ii) resolved to recommend approval of the Merger Agreement and related matters by the shareholders of Aurora.

The Domestication

Prior to the Closing, subject to the approval of Aurora’s shareholders, and in accordance with the DGCL, Cayman Islands Companies Act (As Revised) (the “CICA”) and Aurora’s Amended and Restated Memorandum and Articles of Association, Aurora will effect a deregistration under the CICA and a domestication under Section 388 of the DGCL (by means of filing a certificate of domestication with the Secretary of State of Delaware), pursuant to which Aurora’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). Upon the effective time of the Domestication, Aurora will change its name to include "Better" in its title, or to such other name as may be mutually agreed between Aurora and Better.

In connection with the Domestication, (a) each then issued and outstanding share of Class A common stock of Aurora will convert automatically, on a one-for-one basis, into a share of Class A common stock, par value $0.0001 per share, of Aurora (after its Domestication) (the "Domesticated Acquiror Class A Common Stock"); (b) each then issued and outstanding share of Class B common stock of Aurora will convert automatically, on a one-for-one basis, into a share of Domesticated Acquiror Class A Common Stock; (c) the terms of the Acquiror Class B Common Stock will be modified to, among other things, provide that each share of Acquiror Class B Common Stock shall carry three (3) votes; (d) a new class of non-voting common stock, par value $0.0001 per share, of Aurora shall be created; (e) each then issued and outstanding warrant of Aurora will convert automatically into a warrant to acquire one share of Domesticated Acquiror Class A Common Stock ("Domesticated Acquiror Warrant"), pursuant to the Warrant Agreement, dated as of March 3, 2021; and (f) each then issued and outstanding unit of Aurora will convert automatically into a unit of Aurora (after its Domestication) (the "Domesticated Acquiror Units"), with each Domesticated Acquiror Unit representing one share of Domesticated Acquiror Class A Common Stock and one-quarter of one Domesticated Acquiror Warrant.

Conditions to Closing

The Mergers are subject to the satisfaction or waiver of certain customary closing conditions, including, among others, (i) approval of the Business Combination and related agreements and transactions by the respective shareholders of Aurora and Better, (ii) effectiveness of the proxy statement / registration statement filed by Aurora with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Business Combination, (iii) expiration or termination of any applicable waiting periods and all requisite regulatory approvals, including those under the HSR Act and those of certain state mortgage licensing authorities, (iv) absence of (x) any governmental order enacted, issued, promulgated, enforced or entered by any governmental authority which has become final and nonappealable and has the effect of making consummation of the Mergers illegal or otherwise preventing or prohibiting consummation of the Mergers or (y) law that shall have been adopted and makes consummation of the Mergers illegal or otherwise prohibited, (v) Aurora having at least $5,000,001 of net tangible assets upon Closing; (vi) receipt of approval for listing on the NASDAQ the shares of Aurora common stock to be issued in connection with the Mergers, and (vii) the Domestication has been completed.

Other conditions to Aurora’s and Merger Sub’s obligations to consummate the Mergers include, among others, (i) that representations and warranties of Better are true and correct, generally subject to an absence of inaccuracies that would constitute a material adverse effect, (ii) performance of covenants by Better in all material respects and (iii) the absence of a material adverse effect on Better.

Other conditions to Better’s obligations to consummate the Mergers include, among others, that (i) representations and warranties of Aurora are true and correct, generally subject to an absence of inaccuracies that would constitute a material adverse effect, (ii) performance of covenants by Aurora in all material respects and (iii) Aurora holding cash in an amount at least equal to the sum of (x) the amount currently in Aurora's trust account on May 10, 2021 plus (y) $1,500,000,000.

Covenants

The Merger Agreement contains additional covenants, including, among others, providing for (i) the parties to conduct their respective businesses in the ordinary course through the Closing, (ii) the parties to not initiate any negotiations or enter into any agreements for certain alternative transactions, (iii) Better to prepare and deliver to Aurora certain audited and unaudited consolidated financial statements of Better, (iv) Aurora to prepare and file a proxy statement / registration statement with the SEC and take certain other actions to obtain the requisite approval of Aurora shareholders of certain proposals regarding the Business Combination (including the Domestication), and (v) the parties to use reasonable best efforts to obtain necessary approvals from governmental agencies.

Representations and Warranties

The Merger Agreement contains customary representations and warranties by Aurora, Merger Sub and Better. The representations and warranties of the respective parties to the Merger Agreement generally will not survive the Closing.

Termination

The Merger Agreement may be terminated at any time prior to the Closing (i) by mutual written consent of Aurora and Better, (ii) by Better, if certain approvals of the shareholders of Aurora, to the extent required under the Merger Agreement, are not obtained as set forth therein or if there is a Modification in Recommendation (as defined in the Merger Agreement), (iii) by Aurora, if certain approvals of the stockholders of Better, to the extent required under the Merger Agreement, are not obtained within ten (10) business days after the proxy statement / registration statement has been declared effective by the SEC and delivered or otherwise made available to stockholders, (iv) by either Aurora or Better in certain other circumstances set forth in the Merger Agreement, including (a) if any Governmental Authority (as defined in the Merger Agreement) shall have issued or otherwise entered a final, nonappealable order making consummation of the Mergers illegal or otherwise preventing or prohibiting consummation of the Mergers and (b) in the event of certain uncured breaches by the other party or if the Closing has not occurred on or before February 12, 2022 (subject to extension of such date in accordance with the terms of the Merger Agreement).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement filed as Exhibit 2.1 hereto and is incorporated by reference herein.

Subscription Agreement

Aurora entered into a subscription agreement (the “Subscription Agreement”), dated as of May 10, 2021, with SB Northstar LP (“Subscriber”), pursuant to which, among other things, Subscriber agrees to subscribe for and purchase a number of shares of Class A common stock and Class C common stock with a combined aggregate value at the per share price of $10.00 equal to $1,500,000,000, subject to adjustment as further described therein.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Subscription Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Novator Subscription Agreement

Aurora entered into a subscription agreement (the “Novator Subscription Agreement”), dated as of May 10, 2021, with Novator Capital Sponsor Ltd. (the “Sponsor”) and BB Trustees SA, as trustee of the Future Holdings Trust (the “Sponsor Guarantor”), pursuant to which, among other things, the Sponsor agrees to subscribe for and purchase a number of shares of Class A common stock with an aggregate value equal to $200,000,000 at the per share purchase price of $10.00 for each share of the Class A common stock.

The foregoing description of the Novator Subscription Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Novator Subscription Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Redemption Subscription Agreement

Aurora entered into a redemption subscription agreement (the “Redemption Subscription Agreement”), dated as of May 10, 2021, with the Sponsor ("Backstop Subscriber") and BB Trustees SA, as trustee of the Future Holdings Trust, an indirect parent of Backstop Subscriber, as guarantor, pursuant to which, among other things, Backstop Subscriber shall be responsible for 100% of the Backstop Purchase (as defined below)

The Redemption Subscription Agreement provides that immediately after the deadline for Aurora’s public shareholders to elect to redeem or convert their Class A common stock from funds in the trust account in connection with the Merger Closing, Aurora shall notify Backstop Subscriber of the number of shares that Aurora’s public shareholders have elected to redeem (the “Shortfall”), and Backstop Subscriber subscribes for and agrees to purchase (the "Backstop Purchase") from Aurora the number of shares of Class A common stock assigned equal to the Shortfall, at a purchase price equal to $10.00 per share, and Aurora agrees to sell such shares to Backstop Subscriber at such price, subject to Aurora’s right to determine not to consummate such sale if the closing of the Mergers does not occur other than as a result of certain specified circumstances.

The foregoing description of the Redemption Subscription Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of Redemption Subscription Agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated by reference herein.

Registration Rights Agreement

The Merger Agreement contemplates that, at the Closing, Aurora (as the surviving corporation), certain legacy Better stockholders and Sponsor will enter into an amended and restated registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, Aurora will be required to register for resale securities held by the stockholders party thereto. Aurora will have no obligation to facilitate or participate in more than two (2) underwritten offerings at the request or demand of the Sponsor. In addition, the holders have certain “piggyback” registration rights with respect to registrations initiated by Aurora. Aurora will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Form of Registration Rights Agreement filed as Exhibit 10.4 hereto and is incorporated by reference herein.

Company Holder Support Agreement

Aurora entered into a company holder support agreement (the “Company Holder Support Agreement”), dated as of May 10, 2021, among certain stockholders, directors and officers of Better, and Better (the “Major Company Stockholders”). Under the Company Holder Support Agreement, the Major Company Stockholders agree, among other things, that at any meeting of the stockholders and in any action by written consent of the stockholders, such Major Company Stockholders shall vote all of their shares for the Business Combination and related transactions upon the effectiveness of the Registration Statement (as defined below). The Company Holder Support Agreement also includes lock up provisions, which restrict the abilities of such Major Company Stockholders to transfer shares of Aurora common stock following the Closing for the periods, and subject to the permitted transfers, described therein. Better stockholders that beneficially own greater than 1% of the Better's capital stock as of the date of the Merger Agreement and who are not parties to the Company Holder Support Agreement will also be subject to the same transfer restrictions, which will be set forth in the letter of transmittal.

The foregoing description of the Company Holder Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Company Holder Support Agreement filed as Exhibit 10.5 hereto and incorporated by reference herein.

Acquiror Holder Support Agreement

Aurora entered into an Acquiror holder support agreement (the “Acquiror Holder Support Agreement”), dated as of May 10, 2021, among certain shareholders of Aurora, and Better. Under the Acquiror Holder Support Agreement, Aurora’s shareholders that are parties agree that, among other things, at any meeting of the shareholders and in any action by written consent of the shareholders, the Aurora shareholders will: (i) approve the Domestication, including the approval of all documents related thereto, (ii) approve the changing of Aurora's name, and (iii) vote all of their shares for the Business Combination and related transactions (including the issuance of shares of Aurora common stock in connection with the Business Combination and Domestication, pursuant to the Subscription Agreement and the Redemption Subscription Agreement), each upon the effectiveness of the Registration Statement (as defined below).

The foregoing description of the Acquiror Holder Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Acquiror Holder Support Agreement filed as Exhibit 10.6 hereto and incorporated by reference herein.

Sponsor Agreement

In connection with the execution of the Merger Agreement, the Sponsor entered into a letter agreement (the “Sponsor Agreement”) with Aurora, pursuant to which the Sponsor agreed that Aurora will be entitled to exercise the redemption right, solely with respect to the private placement warrants of Aurora held by Sponsor, if the volume weighted average trading price of Aurora's Class A common stock for any twenty (20) trading days within a thirty (30)-trading day period ending on the third trading day prior to the date on which Aurora sends the notice of redemption to the Sponsor equals or exceeds $18.00 per share.

The Sponsor Agreement also provides that (a) the Sponsor shall forfeit upon the Closing fifty percent (50%) of Aurora’s private placement warrants held by Sponsor as of the date of the Sponsor Agreement and (b)  twenty percent (20%) of the Sponsor's Class A common stock are subject to lock-up provisions restricting Sponsor’s ability to transfer such shares following the Closing.

The foregoing description of the Sponsor Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Agreement filed as Exhibit 10.7 hereto and incorporated by reference herein.

Amended and Restated Insider Letter Agreement

Aurora entered into an amended and restated insider letter agreement (the “Amended and Restated Insider Letter Agreement”), dated as of May 10, 2021, among Sponsor and certain individuals, each of whom is a member of the Board and/or management team (each, an "Insider" and collectively, the "Insiders"). The Amended and Restated Insider Letter Agreement, which contains, among other things, provisions relating to transfer restrictions on certain shares and warrants held by such parties, was amended and restated to provide Better with certain third party beneficiary rights.

The foregoing description of the Amended and Restated Insider Letter Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amended and Restated Insider Letter Agreement filed as Exhibit 10.8 hereto and incorporated by reference herein.

Founder Side Letter

Aurora entered into a letter agreement (the “Founder Side Letter”), dated as of May 10, 2021, with Vishal Garg (the “Founder”), pursuant to which the Founder is permitted to pledge Aurora common stock held by the Founder or his affiliates or associates (the “Founder Related Entities”) following the Closing, in an aggregate principal amount of up to $150,000,000 (“Pledge Amount”), to support loans made to the Founder or the Founder Related Entities (as defined in the Founder Side Letter) by third-party lenders or depository institutions. Under the Founder Side Letter, the Founder will also promptly donate or cause the donation of any cash received by himself pursuant to Article III of the Merger Agreement to one or more charitable or political organizations of his choice.

The foregoing description of the Founder Side Letter does not purport to be complete and is qualified in its entirety by the terms and conditions of the Founder Side Letter filed as Exhibit 10.9 hereto and incorporated by reference herein.

Amended & Restated Promissory Note

Aurora entered into an amended and restated promissory note (the “Amended & Restated Promissory Note”), dated as of May 10, 2021, with Sponsor, pursuant to which Aurora extends the maturity date of such note and promises to pay to the order of the Sponsor or its registered assigns or successors in interest the principal sum of Two Million U.S. Dollars (U.S. $2,000,000) or such lesser amount as shall have been advanced and shall remain unpaid on the maturity date set forth therein in lawful money of the United States of America, on the terms and conditions described therein.

The foregoing description of the Amended & Restated Promissory Note does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amended & Restated Promissory Note filed as Exhibit 10.10 hereto and incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K under the heading “Subscription Agreement,” “Novator Subscription Agreement” and “Redemption Subscription Agreement” is incorporated by reference herein. The shares of common stock issuable in connection with the private placement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 8.01.	Other Events.

The transcript of a webcast presentation held on May 11, 2021 is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Important Information About the Business Combination and Where to Find It

In connection with the proposed Business Combination, Aurora intends to file with the SEC a registration statement (the “Registration Statement”), which will include a proxy statement/prospectus, and certain other related documents, which will be both the proxy statement to be distributed to holders of shares of Aurora’s common stock in connection with Aurora’s solicitation of proxies for the vote by Aurora’s stockholders with respect to the Business Combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities of Aurora to be issued in the Business Combination. Aurora’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus included in the Registration Statement and the amendments thereto and the definitive proxy statement/prospectus, as these materials will contain important information about the parties to the Merger Agreement, Aurora and the Business Combination. After the Registration Statement is declared effective, the definitive proxy statement/prospectus will be mailed to stockholders of Aurora as of a record date to be established for voting on the Business Combination and other matters as may be described in the Registration Statement. Stockholders will also be able to obtain copies of the proxy statement/prospectus and other documents filed with the SEC that will be incorporated by reference in the proxy statement/prospectus, without charge, once available, at the SEC’s web site at sec.gov, or by directing a request to: Aurora Acquisition Corp., 20 North Audley Street, London W1K 6LX, United Kingdom, Attention: Arnaud Massenet, Chief Executive Officer, +44 (0)20 3931 9785.

Participants in the Solicitation

Aurora and its directors and executive officers may be deemed participants in the solicitation of proxies from Aurora’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in Aurora is contained in Aurora’s registration statement on Form S-1, which was initially filed with the SEC on February 12, 2021, and is available free of charge at the SEC’s web site at sec.gov, or by directing a request to Aurora Acquisition Corp., 20 North Audley Street, London W1K 6LX, United Kingdom, Attention: Arnaud Massenet, Chief Executive Officer, +44 (0)20 3931 9785. Additional information regarding the interests of such participants will be contained in the Registration Statement when available.

Better and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Aurora in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be contained in the Registration Statement when available.

Forward-Looking Statements

This Current Report on Form 8-K only speaks at the date hereof and contains, and related discussions may contain, “forward- looking statements” within the meaning of U.S. federal securities laws. These statements include descriptions regarding the intent, belief, estimates, assumptions or current expectations of Aurora, Better or their respective officers with respect to the consolidated results of operations and financial condition, future events and plans of Aurora and Better. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan”, “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements are not historical facts, and are based upon management’s current expectations, beliefs, estimates and projections, and various assumptions, many of which are inherently uncertain and beyond Aurora’s and Better’s control. Such expectations, beliefs, estimates and projections are expressed in good faith, and management believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. We are experiencing significant changes within the mortgage lending and servicing ecosystem which have magnified such uncertainties. In the past, actual results have differed from those suggested by forward -looking statements and this may happen again.

Important factors that could cause actual results to differ materially from those suggested by the forward- looking statements include, but are not limited to, Better’s performance, capabilities, strategy, and outlook; our expectations regarding the sustainability of Better’s rapid growth and its ability to manage its growth effectively; the demand for Better’s solutions and products and services, including the size of Better’s addressable market, market share, and market trends; our ability to operate under and maintain Better’s business model; Better’s ability to develop and protect its brand; our expectations regarding financial performance including Better’s operational and financial targets; our estimates regarding expenses, future revenue, capital requirements and Better’s need for additional financing; the degree of business and financial risk associated with certain of Better’s loans; the high volatility in, or any inaccuracies in the estimates of, the value of Better’s assets; any changes in macro-economic conditions and in U.S. residential real estate market conditions, including changes in prevailing interest rates or monetary policies and the effects of the ongoing COVID-19 pandemic; our expectations regarding the impact of the COVID-19 pandemic on Better’s business including on the volume of consumers refinancing existing loans, Better’s ability to produce loans, liquidity and employees; Better’s competitive position; Better’s ability to improve and expand its information technology and financial infrastructure, security and compliance requirements and operating and administrative systems; Better’s future investments in its technology and operations; Better’s intellectual property position, including its ability to maintain, protect and enhance Better’s intellectual property; the need to hire additional personnel and Better’s ability to attract and retain such personnel; Better’s ability to obtain additional capital and maintain cash flow or obtain adequate financing or financing on terms satisfactory to us; the effects of Better’s existing and future indebtedness on its liquidity and Better’s ability to operate our business; our expectations concerning relationships with third parties; Better’s plans to adopt the secured overnight financing rate (“SOFR”); the impact of laws and regulations and Better’s ability to comply with such laws and regulations including laws and regulations relating to fair lending, real estate brokerage matters, title and settlement services, consumer protection, advertising, tax, title insurance, loan production and servicing activities, data privacy, and anti-corruption; any changes in certain U.S. government-sponsored entities and government agencies, including Fannie Mae, Freddie Mac, Ginnie Mae and the FHA; our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act; the increased expenses associated with being a public company; and Better’s anticipated use of existing resources and the proceeds from the business combination.

There may be other risks not presently known to us or that we presently believe are not material that could also cause actual results to differ materially. Analysis and opinions contained in this document may be based on assumptions that, if altered, can change the analysis or opinions expressed. In light of the significant uncertainties inherent in the forward-looking statements included in this report, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this report will be achieved, and you are cautioned not to place substantial weight or undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date they are made and, Aurora disclaims any obligation, except as required by law, to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
2.1†	Merger Agreement, dated as of May 10, 2021, by and among Aurora Acquisition Corp., Aurora Merger Sub I, Inc. and Better HoldCo, Inc.
10.1	Subscription Agreement, dated as of May 10, 2021, by and among Aurora Acquisition Corp. and SB Northstar LP.
10.2	Novator Subscription Agreement, dated as of May 10, 2021, by and among Aurora Acquisition Corp., BB Trustees S.A., as Trustee of The Future Holdings Trust and Novator Capital Sponsor Ltd.
10.3	Redemption Subscription Agreement, dated as of May 10, 2021, by and among Aurora Acquisition Corp., Novator Capital Sponsor Ltd., BB Trustees S.A., as Trustee of The Future Holdings Trust and the additional subscribers.
10.4	Form of Registration Rights Agreement.
10.5	Company Holder Support Agreement, dated as of May 10, 2021, by and among Aurora Acquisition Corp., Better HoldCo, Inc. and certain of Better’s stockholders.
10.6	Acquiror Holder Support Agreement, dated as of May 10 2021, by and among Aurora Acquisition Corp., Better HoldCo, Inc. and certain of Aurora’s shareholders.
10.7	Sponsor Agreement, dated as of May 10, 2021, by and among Novator Capital Sponsor Ltd. and Aurora Acquisition Corp.
10.8	Amended and Restated Insider Letter Agreement, dated as of May 10, 2021, by and among Aurora Acquisition Corp., Novator Capital Sponsor Ltd. and certain Insiders.
10.9	Founder Side Letter, dated as of May 10, 2021, by and among Aurora Acquisition Corp. and Vishal Garg.
10.10	Amended & Restated Promissory Note, dated as of May 10, 2021, by and among Aurora Capital Holding Corp. and Novator Capital Sponsor Ltd.
99.1	Transcript of Webcast Presentation, dated May 11, 2021.

† Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURORA ACQUISITION CORP.

	By:	/s/ Arnaud Massenet
	Name:	Arnaud Massenet
	Title:	Chief Executive Officer
Date: May 13, 2021